UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 20, 2007, SunPower Corporation (“SunPower”) entered into a polysilicon supply agreement (the “Agreement”) with Wacker Chemie AG (“Wacker”). The Agreement provides the general terms and conditions pursuant to which SunPower will purchase, on a firm commitment basis, fixed annual quantities of polysilicon at specified prices from 2009 through 2011. SunPower expects to supply the polysilicon to third parties that will manufacture ingots or wafers using such polysilicon for SunPower. The aggregate quantity of polysilicon to be purchased over the term of the Agreement is expected to support approximately 53 megawatts of solar cell manufacturing production based on SunPower’s expected silicon utilization during such period. SunPower’s firm commitment payment obligations under the Agreement represent a material financial obligation of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer